EXHIBIT 3.2
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                              TECK COMINCO LIMITED
                         INTEREST COVERAGE CALCULATIONS


($ AMOUNTS ARE IN MILLIONS OF                                      12 mos ended
CANADIAN DOLLARS)                    2004     Q1 2004     Q1 2005     Mar 31/05
                                   ---------------------------------------------

EARNINGS COVERAGE

Net earnings                       $  617      $   96      $  205        $  726
Interest                           $   61      $   15      $   13        $   59
Taxes                              $  305      $   48      $  114        $  371
                                   ---------------------------------------------
                                   $  983      $  159      $  332        $1,156
                                   ---------------------------------------------

Coverage                             16.1                                  19.6
                                   ------                                -------

Exchangeable interest              $    4      $    1      $    1        $    4
                                   ---------------------------------------------

Coverage                             15.1                                  18.3
                                   ------                                -------


CASH FLOW COVERAGE

Net earnings                       $  617      $   96      $  205        $  726
Interest                           $   61      $   15      $   13        $   59
Taxes                              $  305      $   48      $  114        $  371
Depreciation                       $  275      $   60      $   70        $  285
                                   ---------------------------------------------
                                   $1,258      $  219      $  402        $1,441
                                   ---------------------------------------------

Coverage                             20.6                                  24.4
                                   ------                                -------

Exchangeable interest              $    4      $    1      $    1        $    4
                                   ---------------------------------------------

Coverage                             19.3                                  22.9
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